Exhibit 99.1

News Release

Contact:

William L. Prater	Will Fisackerly
Senior Executive Vice President and	Senior Vice President and
Chief Financial Officer	Director of Corporate Finance
662/680-2536	662/680-2475

BancorpSouth Announces Second Quarter 2014 Earnings of

$30.9 Million or $0.32 per Diluted Share; Merger Agreements with Ouachita Bancshares Corp. and Central Community Corporation Extended

TUPELO, MS, July 21, 2014/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter ended June 30, 2014, as well as the extension of the merger agreements with Ouachita Bancshares Corp. and Central Community Corporation.

Highlights for the second quarter of 2014 included:

•	Net income of $30.9 million or $0.32 per diluted share.

•	Net operating income of $31.5 million or $0.33 per diluted share.

•	Acquired assets of Lafayette, Louisiana based Knox Insurance Group, LLC. Knox was formed in 1972 and currently produces annual revenues of approximately $3 million.

•	Generated net loan growth of $243.3 million, or 10.8 percent annualized, which represents the fifth consecutive quarter of net loan growth.

•	Mortgage loan production of $291.0 million, which contributed to mortgage lending revenue of $9.1 million for the quarter.

•	Continued progress toward reducing core operating expenses.

•	Net interest margin increased to 3.59 percent compared with 3.54 percent for the first quarter of 2014.

•	Non-performing loans and leases (“NPLs”) declined $19.6 million, or 21.0 percent, compared to the first quarter of 2014, while non-performing assets (“NPAs”) decreased $27.9 million, or 17.8 percent, over the same period.

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Box 789 — Tupelo, MS 38802-0789 — (662) 680-2000

BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

The Company reported net income of $30.9 million, or $0.32 per diluted share, for the second quarter of 2014 compared with net income of $20.8 million, or $0.22 per diluted share, for the second quarter of 2013 and net income of $28.4 million, or $0.30 per diluted share, for the first quarter of 2014. Additionally, the Company reported net income of $59.3 million, or $0.62 per diluted share, for the first six months of 2014 compared to $41.6 million, or $0.44 per diluted share, for the first six months of 2013.

The Company reported net operating income (excluding merger related and other non-operating expenses) of $31.5 million, or $0.33 per diluted share, for the second quarter of 2014 compared to $27.5 million, or $0.29 per diluted share, for the second quarter of 2013 and $28.8 million, or $0.30 per diluted share, for the first quarter of 2014.

The Company and each of Ouachita Bancshares Corp. and Central Community Corporation have determined additional time will be required to obtain regulatory approvals and to satisfy closing conditions necessary to complete their respective mergers. The Company and each of Ouachita Bancshares Corp. and Central Community Corporation have extended their respective merger agreements to June 30, 2015.

“We continue to believe our proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation are in the best interest of our shareholders, customers and communities,” stated Dan Rollins, BancorpSouth Chairman and Chief Executive Officer.

As previously announced, the mergers have been unanimously approved by the boards of directors of all three companies, and by the shareholders of Ouachita Bancshares Corp. and Central Community Corporation. The transactions remain subject to required regulatory approvals and the satisfaction of other closing conditions.

The Company has learned that federal bank regulators have identified concerns during the course of routine supervisory activities regarding the Company’s procedures, systems and processes related to certain of its compliance programs, including its Bank Secrecy Act and anti-money-laundering programs. In addition, the Consumer Financial Protection Bureau currently is conducting a review of the Company’s fair lending practices.

Rollins continued, “While disappointed in the delay in being able to close these transactions, we are working diligently to resolve the compliance concerns that have been identified and to make the necessary improvements in our compliance programs. We are pleased with the confidence that our merger partners have demonstrated through the extension of the merger agreements.”

“Clearly, our financial performance continues to improve and reflect the internal progress that we have made both in shifting our focus towards growth and in continuing to challenge our cost structure. Our loan production efforts during the quarter resulted in net loan growth of over ten percent on an annualized basis. Our mortgage lending team produced over $290 million in mortgage loans and our insurance group continues to grow organically and benefit from the insurance transactions we recently closed. We also continue to challenge and reduce core operating costs, as evidenced by the decline seen in salaries and employee benefits. Total non-interest expense for the quarter was impacted by elevated other real estate costs and legal expense, as well as $1.0 million of merger-related expense. Otherwise, we continue to be pleased with the trends in our operating expenses,” Rollins added.

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BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

Earnings for the quarter reflect no recorded provision for credit losses, which is consistent with no recorded provision for the first quarter of 2014 and a decline from $3.0 million for the second quarter of 2013. NPLs declined $19.6 million, or 21.0 percent, during the second quarter of 2014 to $73.7 million at June 30, 2014 compared with $93.3 million at March 31, 2014 and declined $94.3 million, or 56.1 percent, from $167.9 million at June 30, 2013. In addition, total NPAs declined $27.9 million, or 17.8 percent, to $128.9 million at June 30, 2014 compared with $156.9 million at March 31, 2014 and declined $127.5 million, or 49.7 percent, from $256.4 million at June 30, 2013. Net charge-offs were $2.6 million for the second quarter of 2014 compared with $3.5 million for the first quarter of 2014 and $4.6 million for the second quarter of 2013.

Net Interest Revenue

Net interest revenue was $103.1 million for the second quarter of 2014, an increase of 5.0 percent from $98.2 million for the second quarter of 2013 and an increase of 1.5 percent from $101.5 million for the first quarter of 2014. The fully taxable equivalent net interest margin was 3.59 percent for the second quarter of 2014 compared to 3.36 percent for the second quarter of 2013 and 3.54 percent for the first quarter of 2014. Yields on loans and leases declined to 4.38 percent for the second quarter of 2014 compared with 4.62 percent for the second quarter of 2013 and 4.48 percent for the first quarter of 2014, while yields on total interest earning assets were relatively flat at 3.88 percent for the second quarter of 2014 compared with 3.82 percent for the second quarter of 2013 and 3.85 percent for the first quarter of 2014. The average cost of deposits declined to 0.28 percent for the second quarter of 2014 from 0.39 percent for the second quarter of 2013 and 0.31 percent for the first quarter of 2014.

Asset, Deposit and Loan Activity

Total assets were $13.0 billion at June 30, 2014 compared with $13.2 billion at June 30, 2013. Total deposits were $10.7 billion at June 30, 2014 compared with $11.0 billion at June 30, 2013. Loans and leases, net of unearned income, were $9.3 billion at June 30, 2014 compared with $8.7 billion at June 30, 2013.

The decrease in time deposits of $332.1 million, or 13.4 percent, at June 30, 2014 compared to June 30, 2013 was partially offset by growth in noninterest bearing demand deposits, which increased $107.5 million, or 4.1 percent, over the same period. Additionally, savings deposits increased $88.7 million, or 7.3 percent, while interest bearing demand deposits declined $155.3 million, or 3.3 percent, over the same period. As of June 30, 2014, $834.1 million of time deposits were scheduled to mature during the following two quarters at a weighted average rate of 0.77 percent.

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BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

Provision for Credit Losses and Allowance for Credit Losses

For the second quarter of 2014, no provision for credit losses was recorded, compared with $3.0 million for the second quarter of 2013 and no provision for the first quarter of 2014. Net charge-offs for the second quarter of 2014 were $2.6 million, compared with $4.6 million for the second quarter of 2013 and $3.5 million for the first quarter of 2014. Recoveries of previously charged-off loans were $3.0 million for the second quarter of 2014, compared with $7.7 million for the second quarter of 2013 and $4.5 million for the first quarter of 2014. Annualized net charge-offs were 0.11 percent of average loans and leases for the second quarter of 2014, compared with 0.21 percent for the second quarter of 2013 and 0.16 percent for the first quarter of 2014.

NPLs were $73.7 million, or 0.79 percent of net loans and leases, at June 30, 2014, compared with $167.9 million, or 1.94 percent of net loans and leases, at June 30, 2013, and $93.3 million, or 1.03 percent of net loans and leases, at March 31, 2014. The allowance for credit losses was $147.1 million, or 1.58 percent of net loans and leases, at June 30, 2014 compared with $161.0 million, or 1.86 percent of net loans and leases, at June 30, 2013 and $149.7 million, or 1.65 percent of net loans and leases, at March 31, 2014.

NPLs at June 30, 2014 consisted primarily of $64.5 million of nonaccrual loans, compared with $77.5 million of nonaccrual loans at March 31, 2014. Payments received on nonaccrual loans during the second quarter of 2014 totaled $12.9 million, compared with payments received on such loans of $23.2 million during the first quarter of 2014. NPLs at June 30, 2014 also included $2.4 million of loans 90 days or more past due and still accruing, compared with $1.9 million of such loans at March 31, 2014, and included restructured loans still accruing of $6.7 million at June 30, 2014, compared with $13.8 million of such loans at March 31, 2014. Early stage past due loans, representing loans 30-89 days past due, totaled $28.8 million at June 30, 2014 compared to $28.3 million at March 31, 2014.

Included in nonaccrual loans at June 30, 2014 were $36.6 million of loans, or 56.7 percent of total nonaccrual loans, that were paying as agreed, compared with $44.2 million, or 57.0 percent of total nonaccrual loans, at March 31, 2014. These loans were generally placed on nonaccrual status because the collateral values were less than the outstanding balances, and because of uncertainty as to whether the borrowers possessed adequate liquidity or would be able to generate sufficient cash flow to satisfy the debt given the short-fall in collateral values. Such loans are generally deemed to be impaired, with a specific reserve established for the difference in the balance owed and the disposition value of the collateral.

Other real estate owned (“OREO”) decreased $8.3 million to $55.3 million during the second quarter of 2014 from $63.6 million at March 31, 2014. This net decrease reflected $4.1 million of OREO added through foreclosure, offset by sales of OREO of $10.3 million. Write-downs in the value of existing properties were $2.2 million for the second quarter of 2014 compared to $1.8 million for the first quarter of 2014. Sales of OREO during the second quarter of 2014 resulted in a net loss of $1.1 million compared to a net loss of $0.5 million for the first quarter of 2014. At June 30, 2014, OREO was carried at 44.2 percent of the aggregate loan balances at the time of foreclosure, compared with 44.5 percent at March 31, 2014.

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BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

Noninterest Revenue

Noninterest revenue was $69.8 million for the second quarter of 2014, compared with $76.1 million for the second quarter of 2013 and $66.5 million for the first quarter of 2014. These results included a negative mortgage servicing rights (“MSR”) valuation adjustment of $2.1 million for the second quarter of 2014 compared with a positive MSR valuation adjustment of $5.3 million for the second quarter of 2013 and a negative MSR valuation adjustment of $1.5 million for the first quarter of 2014.

Excluding the MSR valuation adjustments, net mortgage lending revenue was $11.2 million for the second quarter of 2014, compared with $12.6 million for the second quarter of 2013 and $4.9 million for the first quarter of 2014. Mortgage origination volume for the second quarter of 2014 was $291.0 million, compared with $435.0 million for the second quarter of 2013 and $197.1 million for the first quarter of 2014.

Credit and debit card fee revenue was $8.6 million for the second quarter of 2014, compared with $8.3 million for the second quarter of 2013 and $7.8 million for the first quarter of 2014. Deposit service charge revenue was $12.4 million for the second quarter of 2014, compared with $12.8 million for the second quarter of 2013 and $12.5 million for the first quarter of 2014. Insurance commission revenue was $28.6 million for the second quarter of 2014, compared with $25.9 million for the second quarter of 2013 and $31.6 million for the first quarter of 2014.

Noninterest Expense

Noninterest expense for the second quarter of 2014 was $128.0 million, compared with $142.3 million for the second quarter of 2013 and $126.7 million for the first quarter of 2014. Salaries and employee benefits expense declined to $74.7 million for the second quarter of 2014 compared to $78.3 million for the second quarter of 2013 and $78.9 million for the first quarter of 2014. Foreclosed property expense was $4.2 million for the second quarter of 2014 compared with $3.2 million for the second quarter of 2013 and $2.6 million for the first quarter of 2014. Deposit insurance assessments were $2.0 million for the second quarter of 2014 compared to $2.9 million for the second quarter of 2013 and $1.6 million for the first quarter of 2014. Noninterest expense for the second quarter of 2013 included a pre-tax charge of $10.9 million related to the Voluntary Early Retirement Program (“VERO”).

Capital Management

BancorpSouth is a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 13.09 percent at June 30, 2014 and total risk based capital of 14.35 percent, compared with required minimum levels of 6 percent and 10 percent, respectively, for “well capitalized” classification. The Company’s equity capitalization consists of 100 percent common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 12.24 percent at June 30, 2014, compared with 11.04 percent at June 30, 2013 and 11.83 percent at March 31, 2014. The ratio of tangible shareholders’ equity to tangible assets was 10.03 percent at June 30, 2014, compared with 9.04 percent at June 30, 2013 and 9.69 percent at March 31, 2014.

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BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

Transaction Closings and Announcements

On December 18, 2013, BancorpSouth Insurance Services, Inc. acquired the assets of Houston, Texas based GEM Insurance Agencies, LP (“GEM”). GEM was formed in 1954 and produces annual commission revenues of approximately $9 million. As a part of the transaction, the Company’s existing Houston office re-located into GEM’s current office located at 3355 West Alabama Street in Houston. The combined operations are expected to produce annual revenues of approximately $11 million.

On January 8, 2014, the Company announced the signing of a definitive merger agreement with Ouachita Bancshares Corp., parent company of Ouachita Independent Bank (collectively referred to as “OIB”), headquartered in Monroe, Louisiana, pursuant to which Ouachita Bancshares Corp. will be merged with and into the Company. OIB operates 12 full-service banking offices along the I-20 corridor and has loan production offices in Madison, Mississippi and Natchitoches, Louisiana. As of June 30, 2014, OIB, on a consolidated basis, reported total assets of $645.2 million, total loans of $484.6 million and total deposits of $538.3 million. Under the terms of the definitive agreement, the Company will issue approximately 3,675,000 shares of the Company’s common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp.’s capital stock, subject to certain conditions and potential adjustments. The terms of the amended agreement provide for a minimum total deal value of $107.5 million but also allow Ouachita Bancshares Corp. to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The merger has been unanimously approved by the Board of Directors of each company and was approved by OIB shareholders on April 8, 2014. As previously discussed, the merger agreement has been extended to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The transaction is expected to close shortly after receiving all required regulatory approvals, though the Company can provide no assurance that the merger will close timely or at all.

On January 21, 2014, the Company announced the signing of a definitive merger agreement with Central Community Corporation, headquartered in Temple, Texas, pursuant to which Central Community Corporation will be merged with and into the Company. Central Community Corporation is the parent company of First State Bank Central Texas (“First State Bank”), which is headquartered in Austin, Texas. First State Bank operates 31 full-service banking offices in central Texas. As of June 30, 2014, Central Community Corporation, on a consolidated basis, reported total assets of $1.4 billion, total loans of $562.0 million and total deposits of $1.1 billion. Under the terms of the definitive agreement, the Company will issue approximately 7,250,000 shares of the Company’s common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation’s capital stock, subject to certain conditions and potential adjustments. The terms of the amended agreement provide for a minimum total deal value of $191.0 million but also allow Central Community Corporation to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The merger has been unanimously approved by the Board of Directors of each company and was approved by Central Community Corporation shareholders on April 24, 2014. As previously discussed, the merger agreement has been extended to allow

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BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The transaction is expected to close shortly after receiving all required regulatory approvals, though the Company can provide no assurance that the merger will close timely or at all.

On April 9, 2014, BancorpSouth Insurance Services, Inc. acquired assets of Lafayette, Louisiana based Knox Insurance Group, LLC. Knox was formed in 1972 and currently produces annual revenues of approximately $3 million. Knox will continue to operate under current leadership in Lafayette.

Summary

Rollins concluded, “While the delay in being able to close the two pending bank transactions is unfortunate, it does not impact our ability to continue to do the things internally that improve performance. Our lending team continues to feed off the momentum they have built and our lines of business, including insurance, mortgage, and wealth management, continue to win new customers and grow revenue. We have plenty of work to do internally and a lot of runway left to continue to improve performance while we await the required regulatory approvals to close the transactions.”

Conference Call

BancorpSouth will conduct a conference call to discuss its second quarter 2014 results on July 22, 2014, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.

About BancorpSouth, Inc.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.0 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 295 commercial banking, mortgage, and insurance locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois.

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, statements relating to the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation, the Company’s undertaking and performance of the necessary actions to remediate and fully resolve those concerns regarding the Company’s procedures, systems and processes related to certain of its compliance programs, including its Bank Secrecy Act and anti-money-laundering programs, that have been identified by its federal bank regulators, the acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s products and services if the proposed mergers close, non-accrual loans and any uncertainty regarding repayment, or determinations of impairment, of such non-accrual loans, revenue estimates for the Company’s operations in Houston, Texas following the closing of the transaction with GEM, the retention of key personnel, Knox’s continued operations and generation of revenues, the Company’s opportunities to grow organically and through acquisitions, the Company’s ability to enhance market share in existing markets and to gain acceptance of the Company generally in new markets, the Company’s focus on and impact of cost-saving initiatives, the Company’s ability to improve efficiency, trends in the Company’s operating expenses, and the Company’s use of non-GAAP financial measures.

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BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

The Company cautions you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, the ability of the Company to resolve to the satisfaction of its federal bank regulators those identified concerns regarding the Company’s procedures, systems and processes related to certain of its compliance programs, including its Bank Secrecy Act and anti-money-laundering programs, the findings and results of the Consumer Financial Protection Bureau in its review of the Company’s fair lending practices, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the potential impact upon the Company of the delay in the closings, if any, of these proposed mergers, the ability of the Company to retain key personnel after the closings, if any, of these proposed mergers and the Knox acquisition, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, losses resulting from the significant amount of the Company’s other real estate owned, limitations on the Company’s ability to declare and pay dividends, the impact of legal or administrative proceedings, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic or environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press releases and filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Unless otherwise noted, any quotes in this news release can be attributed to company management.

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BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Earnings Summary:
Interest revenue	$111,499	$110,599	$112,510	$111,961	$112,009
Interest expense	8,418	9,076	10,093	11,720	13,796

Net interest revenue	103,081	101,523	102,417	100,241	98,213
Provision for credit losses	—	—	—	500	3,000

Net interest revenue, after provision for credit losses	103,081	101,523	102,417	99,741	95,213
Noninterest revenue	69,838	66,517	65,125	62,514	76,109
Noninterest expense	127,954	126,707	127,830	129,397	142,251

Income before income taxes	44,965	41,333	39,712	32,858	29,071
Income tax expense	14,097	12,889	12,014	8,001	8,316

Net income	$30,868	$28,444	$27,698	$24,857	$20,755

Balance Sheet - Period End Balances
Total assets	$12,985,887	$13,143,555	$13,029,733	$12,916,153	$13,217,705
Total earning assets	11,794,445	11,948,897	11,814,060	11,765,785	11,961,836
Total securities	2,332,192	2,426,758	2,466,989	2,554,156	2,644,939
Loans and leases, net of unearned income	9,311,661	9,068,376	8,958,015	8,773,115	8,678,714
Allowance for credit losses	147,132	149,704	153,236	153,974	161,047
Total deposits	10,670,414	10,811,790	10,773,836	10,717,946	10,961,618
Long-term debt	83,835	85,835	81,714	83,500	33,500
Total shareholders’ equity	1,588,850	1,554,676	1,513,130	1,480,611	1,459,793

Balance Sheet - Average Balances
Total assets	$12,933,879	$13,087,128	$12,955,127	$12,928,505	$13,146,040
Total earning assets	11,825,994	11,958,836	11,869,072	11,846,790	12,060,189
Total securities	2,394,045	2,452,178	2,511,888	2,598,786	2,616,274
Loans and leases, net of unearned income	9,232,743	9,022,155	8,830,917	8,682,966	8,588,673
Total deposits	10,650,077	10,825,308	10,739,352	10,745,945	10,938,489
Long-term debt	83,967	87,767	81,714	62,848	33,500
Total shareholders’ equity	1,574,588	1,537,897	1,501,928	1,474,047	1,475,211

Nonperforming Assets:
Non-accrual loans and leases	$64,533	$77,531	$92,173	$121,353	$149,542
Loans and leases 90+ days past due, still accruing	2,406	1,949	1,226	1,479	1,440
Restructured loans and leases, still accruing	6,712	13,776	27,007	21,502	16,953

Non-performing loans (NPLs)	73,651	93,256	120,406	144,334	167,935

Other real estate owned	55,253	63,595	69,338	76,853	88,438

Non-performing assets (NPAs)	$128,904	$156,851	$189,744	$221,187	$256,373

Financial Ratios and Other Data:
Return on average assets	0.96%	0.88%	0.85%	0.76%	0.63%
Return on average shareholders’ equity	7.86%	7.50%	7.32%	6.69%	5.64%
Return on tangible equity	9.74%	9.28%	9.16%	8.29%	7.12%
Pre-tax pre-provision return on average assets	1.39%	1.28%	1.22%	1.02%	0.98%
Non-interest income to average assets	2.17%	2.06%	1.99%	1.92%	2.32%
Non-interest expense to average assets	3.97%	3.93%	3.91%	3.97%	4.34%
Net interest margin-fully taxable equivalent	3.59%	3.54%	3.52%	3.45%	3.36%
Net interest rate spread	3.48%	3.43%	3.39%	3.32%	3.21%
Efficiency ratio (tax equivalent)	72.76%	74.16%	75.00%	78.11%	80.25%
Loan/deposit ratio	87.27%	83.87%	83.15%	81.85%	79.17%
Price to earnings mult (avg)	21.00	23.33	25.68	22.66	20.34
Market value to book value	148.53%	154.13%	160.04%	128.22%	115.42%
Market value to book value (avg)	143.72%	150.43%	143.60%	126.22%	107.59%
Market value to tangible book value	185.73%	192.80%	201.75%	159.52%	144.16%
Market value to tangible book value (avg)	179.72%	188.17%	181.04%	157.02%	134.39%
Headcount FTE	3,981	3,981	4,005	3,994	4,077

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BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Credit Quality Ratios:
Net charge-offs to average loans and leases (annualized)	0.11%	0.16%	0.03%	0.35%	0.21%
Provision for credit losses to average loans and leases (annualized)	0.00%	0.00%	0.00%	0.02%	0.14%
Allowance for credit losses to net loans and leases	1.58%	1.65%	1.71%	1.76%	1.86%
Allowance for credit losses to non-performing loans and leases	199.77%	160.53%	127.27%	106.68%	95.90%
Allowance for credit losses to non-performing assets	114.14%	95.44%	80.76%	69.61%	62.82%
Non-performing loans and leases to net loans and leases	0.79%	1.03%	1.34%	1.65%	1.94%
Non-performing assets to net loans and leases	1.38%	1.73%	2.12%	2.52%	2.95%

Equity Ratios:
Total shareholders’ equity to total assets	12.24%	11.83%	11.61%	11.46%	11.04%
Tangible shareholders’ equity to tangible assets	10.03%	9.69%	9.44%	9.43%	9.04%

Capital Adequacy:
Tier 1 capital	13.09%	13.18%	12.99%	13.25%	14.21%
Total capital	14.35%	14.44%	14.25%	14.50%	15.47%
Tier 1 leverage capital	10.33%	10.04%	9.93%	9.93%	10.58%
Estimated for current quarter

Common Share Data:
Basic earnings per share	$0.32	$0.30	$0.29	$0.26	$0.22
Diluted earnings per share	0.32	0.30	0.29	0.26	0.22
Cash dividends per share	0.05	0.05	0.05	0.05	0.01
Book value per share	16.54	16.19	15.89	15.55	15.34
Tangible book value per share	13.23	12.95	12.60	12.50	12.28
Market value per share (last)	24.57	24.96	25.42	19.94	17.70
Market value per share (high)	25.55	26.24	25.54	20.77	18.06
Market value per share (low)	22.16	22.46	19.64	17.76	14.72
Market value per share (avg)	23.78	24.36	22.81	19.63	16.50
Dividend payout ratio	15.56%	16.80%	17.19%	19.15%	4.59%
Total shares outstanding	96,046,057	96,004,679	95,231,691	95,211,602	95,190,797
Average shares outstanding - basic	96,034,475	95,629,890	95,217,203	95,201,238	95,177,167
Average shares outstanding - diluted	96,373,121	95,952,611	95,644,383	95,519,318	95,405,965

Yield/Rate:
(Taxable equivalent basis)
Loans, loans held for sale, and leases net of unearned income	4.38%	4.48%	4.52%	4.55%	4.62%
Available-for-sale securities:
Taxable	1.45%	1.50%	1.51%	1.50%	1.55%
Tax-exempt	5.44%	5.58%	5.52%	5.61%	5.47%
Short-term investments	0.24%	0.25%	0.25%	0.25%	0.25%
Total interest earning assets and revenue	3.88%	3.85%	3.86%	3.85%	3.82%
Deposits:	0.28%	0.31%	0.34%	0.36%	0.39%
Demand - interest bearing	0.17%	0.17%	0.18%	0.18%	0.21%
Savings	0.12%	0.13%	0.13%	0.12%	0.14%
Other time	0.97%	1.06%	1.13%	1.18%	1.23%
Short-term borrowings	0.09%	0.07%	0.07%	0.07%	0.07%
Total int bearing dep & s/t borrowings	0.37%	0.39%	0.43%	0.45%	0.48%
Junior subordinated debt	2.81%	2.86%	2.96%	6.57%	7.16%
Long-term debt	2.84%	2.91%	2.94%	3.19%	4.18%
Total interest bearing liabilities and expense	0.40%	0.42%	0.46%	0.53%	0.61%
Interest bearing liabilities to interest earning assets	71.98%	73.51%	72.91%	74.15%	74.70%
Net interest tax equivalent adjustment	$2,860	$2,823	$2,893	$2,905	$2,931

- MORE -

BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

BancorpSouth, Inc.

Consolidated Balance Sheets

(Unaudited)

	Jun-14	Mar-14	Dec-13	Sep-13	Jun-13
	(Dollars in thousands)
Assets
Cash and due from banks	$201,196	$199,214	$208,961	$199,464	$268,647
Interest bearing deposits with other banks	44,949	390,896	319,462	361,401	526,608
Available-for-sale securities, at fair value	2,332,192	2,426,758	2,466,989	2,554,156	2,644,939
Loans and leases	9,347,429	9,103,850	8,993,888	8,806,392	8,711,023
Less: Unearned income	35,768	35,474	35,873	33,277	32,309
Allowance for credit losses	147,132	149,704	153,236	153,974	161,047

Net loans and leases	9,164,529	8,918,672	8,804,779	8,619,141	8,517,667
Loans held for sale	105,643	62,867	69,593	77,114	111,574
Premises and equipment, net	310,515	314,367	315,260	314,441	313,079
Accrued interest receivable	40,697	42,666	42,150	43,034	41,425
Goodwill	291,498	286,800	286,800	275,173	275,173
Other identifiable intangibles	26,745	25,021	26,079	15,179	15,865
Bank owned life insurance	241,962	240,077	239,434	236,969	235,015
Other real estate owned	55,253	63,595	69,338	76,853	88,438
Other assets	170,708	172,622	180,888	143,228	179,275

Total Assets	$12,985,887	$13,143,555	$13,029,733	$12,916,153	$13,217,705

Liabilities
Deposits:
Demand: Noninterest bearing	$2,718,242	$2,725,042	$2,644,592	$2,597,762	$2,610,768
Interest bearing	4,511,760	4,583,481	4,582,450	4,493,359	4,667,041
Savings	1,299,203	1,297,344	1,234,130	1,220,227	1,210,497
Other time	2,141,209	2,205,923	2,312,664	2,406,598	2,473,312

Total deposits	10,670,414	10,811,790	10,773,836	10,717,946	10,961,618
Federal funds purchased and securities sold under agreement to repurchase	394,446	456,303	421,028	418,623	382,871
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	2,000	—	—	—	—
Accrued interest payable	3,926	4,050	4,836	5,156	5,230
Junior subordinated debt securities	23,198	23,198	31,446	31,446	160,312
Long-term debt	83,835	85,835	81,714	83,500	33,500
Other liabilities	219,218	207,703	203,743	178,871	214,381

Total Liabilities	11,397,037	11,588,879	11,516,603	11,435,542	11,757,912
Shareholders’ Equity
Common stock	240,118	240,012	238,079	238,029	237,976
Capital surplus	321,952	320,969	312,900	312,798	312,074
Accumulated other comprehensive loss	(15,040)	(22,060)	(29,959)	(39,389)	(39,333)
Retained earnings	1,041,820	1,015,755	992,110	969,173	949,076

Total Shareholders’ Equity	1,588,850	1,554,676	1,513,130	1,480,611	1,459,793

Total Liabilities & Shareholders’ Equity	$12,985,887	$13,143,555	$13,029,733	$12,916,153	$13,217,705

- MORE -

BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

BancorpSouth, Inc.

Consolidated Average Balance Sheets

(Unaudited)

	Jun-14	Mar-14	Dec-13	Sep-13	Jun-13
	(Dollars in thousands)
Assets
Cash and due from banks	$157,813	$168,056	$163,948	$163,322	$160,615
Interest bearing deposits with other banks	145,530	449,207	471,695	487,075	765,729
Available-for-sale securities, at fair value	2,394,045	2,452,178	2,511,888	2,598,786	2,616,274
Loans and leases	9,269,469	9,058,081	8,864,983	8,715,894	8,621,849
Less: Unearned income	36,726	35,926	34,066	32,928	33,176
Allowance for credit losses	149,676	153,615	153,443	160,609	163,252

Net loans and leases	9,083,067	8,868,540	8,677,474	8,522,357	8,425,421
Loans held for sale	53,676	35,297	54,572	77,964	89,513
Premises and equipment, net	313,012	315,804	315,174	312,724	313,147
Accrued interest receivable	38,291	39,336	39,665	39,354	39,317
Goodwill	293,082	286,800	279,091	275,173	275,173
Other identifiable intangibles	25,271	25,420	18,658	15,446	16,142
Bank owned life insurance	240,736	239,969	237,657	235,708	233,670
Other real estate owned	60,822	69,086	77,211	86,545	91,505
Other assets	128,534	137,435	108,094	114,051	119,534

Total Assets	$12,933,879	$13,087,128	$12,955,127	$12,928,505	$13,146,040

Liabilities
Deposits:
Demand: Noninterest bearing	$2,683,939	$2,647,376	$2,667,667	$2,551,812	$2,522,577
Interest bearing	4,492,495	4,657,785	4,484,269	4,530,219	4,707,277
Savings	1,298,829	1,260,838	1,224,588	1,216,599	1,208,454
Other time	2,174,814	2,259,309	2,362,828	2,447,315	2,500,181

Total deposits	10,650,077	10,825,308	10,739,352	10,745,945	10,938,489
Federal funds purchased and securities sold under agreement to repurchase	435,505	458,436	469,245	441,807	399,789
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	3,621	—	—	—	—
Accrued interest payable	3,926	4,400	5,051	5,391	5,481
Junior subordinated debt securities	23,198	23,748	31,446	86,074	160,312
Long-term debt	83,967	87,767	81,714	62,848	33,500
Other liabilities	158,997	149,572	126,391	112,393	133,258

Total Liabilities	11,359,291	11,549,231	11,453,199	11,454,458	11,670,829
Shareholders’ Equity
Common stock	240,071	238,853	238,038	237,997	237,956
Capital surplus	321,628	314,117	312,835	312,349	311,480
Accumulated other comprehensive loss	(16,663)	(23,644)	(32,267)	(43,695)	(15,277)
Retained earnings	1,029,552	1,008,571	983,322	967,396	941,052

Total Shareholders’ Equity	1,574,588	1,537,897	1,501,928	1,474,047	1,475,211

Total Liabilities & Shareholders’ Equity	$12,933,879	$13,087,128	$12,955,127	$12,928,505	$13,146,040

- MORE -

BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

BancorpSouth, Inc.

Consolidated Condensed Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended					Year Ended
	Jun-14	Mar-14	Dec-13	Sep-13	Jun-13	Jun-14	Jun-13
INTEREST REVENUE:
Loans and leases	$99,962	$98,744	$99,989	$98,836	$98,524	$198,706	$197,616
Deposits with other banks	87	276	299	310	483	363	1,085
Available-for-sale securities:
Taxable	7,133	7,547	7,963	8,218	8,405	14,680	17,105
Tax-exempt	3,669	3,715	3,810	3,866	3,911	7,384	7,871
Loans held for sale	648	317	449	731	686	965	1,359

Total interest revenue	111,499	110,599	112,510	111,961	112,009	222,098	225,036

INTEREST EXPENSE:
Interest bearing demand	1,905	1,920	2,036	2,061	2,423	3,825	5,548
Savings	402	391	387	383	422	793	935
Other time	5,249	5,890	6,746	7,271	7,671	11,139	15,712
Federal funds purchased and securities sold under agreement to repurchase	80	78	84	80	70	158	133
Long-term debt	619	629	605	501	349	1,248	697
Junior subordinated debt	162	168	235	1,424	2,860	330	5,717
Other	1	—	—	—	1	1	3

Total interest expense	8,418	9,076	10,093	11,720	13,796	17,494	28,745

Net interest revenue	103,081	101,523	102,417	100,241	98,213	204,604	196,291
Provision for credit losses	—	—	—	500	3,000	—	7,000

Net interest revenue, after provision for credit losses	103,081	101,523	102,417	99,741	95,213	204,604	189,291

NONINTEREST REVENUE:
Mortgage lending	9,089	3,394	9,605	5,134	17,892	12,483	30,238
Credit card, debit card and merchant fees	8,567	7,843	8,324	8,834	8,324	16,410	15,847
Deposit service charges	12,437	12,536	13,570	13,679	12,824	24,973	25,656
Security gains (losses), net	5	(4)	29	(5)	3	1	22
Insurance commissions	28,621	31,599	21,397	23,800	25,862	60,220	52,503
Wealth Management	5,828	5,916	5,320	6,057	5,802	11,744	11,589
Other	5,291	5,233	6,880	5,015	5,402	10,524	11,572

Total noninterest revenue	69,838	66,517	65,125	62,514	76,109	136,355	147,427

NONINTEREST EXPENSE:
Salaries and employee benefits	74,741	78,883	75,466	73,532	78,284	153,624	157,698
Occupancy, net of rental income	10,245	10,287	9,935	10,360	10,577	20,532	20,814
Equipment	4,169	4,499	4,298	4,555	4,585	8,668	9,533
Deposit insurance assessments	2,035	1,600	2,687	3,325	2,939	3,635	5,743
Voluntary early retirement expense	—	—	—	—	10,850	—	10,850
Write-off and amortization of bond issue cost	12	12	12	2,907	38	24	76
Other	36,752	31,426	35,432	34,718	34,978	68,178	72,908

Total noninterest expenses	127,954	126,707	127,830	129,397	142,251	254,661	277,622

Income before income taxes	44,965	41,333	39,712	32,858	29,071	86,298	59,096
Income tax expense	14,097	12,889	12,014	8,001	8,316	26,986	17,536

Net income	$30,868	$28,444	$27,698	$24,857	$20,755	$59,312	$41,560

Net income per share: Basic	$0.32	$0.30	$0.29	$0.26	$0.22	$0.62	$0.44

Diluted	$0.32	$0.30	$0.29	$0.26	$0.22	$0.62	$0.44

- MORE -

BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Jun-14	Mar-14	Dec-13	Sep-13	Jun-13
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,699,803	$1,581,251	$1,529,249	$1,503,809	$1,552,762
Real estate
Consumer mortgages	2,071,503	2,047,001	1,976,073	1,931,171	1,880,338
Home equity	506,988	498,283	494,339	490,361	482,068
Agricultural	238,003	229,602	234,576	234,547	237,914
Commercial and industrial-owner occupied	1,505,679	1,488,380	1,473,320	1,422,077	1,375,711
Construction, acquisition and development	772,162	748,027	741,458	723,609	709,499
Commercial real estate	1,901,759	1,847,983	1,846,039	1,795,352	1,754,841
Credit cards	109,186	105,988	111,328	105,112	103,251
All other	506,578	521,861	551,633	567,077	582,330

Total loans	$9,311,661	$9,068,376	$8,958,015	$8,773,115	$8,678,714

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$149,704	$153,236	$153,974	$161,047	$162,601

Loans and leases charged off:
Commercial and industrial	(860)	(201)	(837)	(889)	(1,008)
Real estate
Consumer mortgages	(1,682)	(1,945)	(1,435)	(2,996)	(3,114)
Home equity	(438)	(318)	(287)	(379)	(201)
Agricultural	(18)	(696)	(238)	(169)	(327)
Commercial and industrial-owner occupied	(936)	(1,206)	(1,041)	(1,684)	(830)
Construction, acquisition and development	(41)	(1,666)	(1,784)	(1,727)	(2,036)
Commercial real estate	(361)	(901)	(1,039)	(2,441)	(3,720)
Credit cards	(608)	(559)	(559)	(750)	(557)
All other	(671)	(583)	(1,108)	(837)	(462)

Total loans charged off	(5,615)	(8,075)	(8,328)	(11,872)	(12,255)

Recoveries:
Commercial and industrial	359	1,076	1,361	820	747
Real estate
Consumer mortgages	956	538	1,735	1,516	708
Home equity	182	184	97	66	184
Agricultural	26	9	34	48	120
Commercial and industrial-owner occupied	78	358	734	297	1,439
Construction, acquisition and development	808	1,637	2,483	953	360
Commercial real estate	226	323	784	221	3,634
Credit cards	135	131	133	164	184
All other	273	287	229	214	325

Total recoveries	3,043	4,543	7,590	4,299	7,701

Net charge-offs	(2,572)	(3,532)	(738)	(7,573)	(4,554)

Provision charged to operating expense	—	—	—	500	3,000

Balance, end of period	$147,132	$149,704	$153,236	$153,974	$161,047

Average loans for period	$9,232,743	$9,022,155	$8,830,917	$8,682,966	$8,588,673

Ratio:
Net charge-offs to average loans (annualized)	0.11%	0.16%	0.03%	0.35%	0.21%

- MORE -

BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Jun-14	Mar-14	Dec-13	Sep-13	Jun-13
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$2,917	$3,023	$3,079	$5,498	$6,225
Real estate
Consumer mortgages	24,355	24,353	25,645	30,569	34,226
Home equity	2,116	2,740	3,695	3,287	3,862
Agricultural	595	651	1,260	4,086	5,007
Commercial and industrial-owner occupied	11,094	14,122	18,568	18,138	17,084
Construction, acquisition and development	9,202	9,968	17,567	26,127	39,315
Commercial real estate	13,406	21,496	20,972	31,468	40,940
Credit cards	132	168	119	196	398
All other	716	1,010	1,268	1,984	2,485

Total nonaccrual loans and leases	$64,533	$77,531	$92,173	$121,353	$149,542

Loans and Leases 90+ Days Past Due, Still Accruing:
Commercial and industrial	$302	$287	$27	$15	$—
Real estate
Consumer mortgages	1,607	1,307	888	1,178	1,107
Home equity	116	12	—	—	—
Agricultural	100	—	—	—	—
Commercial and industrial-owner occupied	—	—	—	—	—
Construction, acquisition and development	—	—	—	—	—
Commercial real estate	—	—	311	—	120
Credit cards	281	297	—	263	213
All other	—	46	—	23	—

Total loans and leases 90+ days past due, still accruing	2,406	1,949	1,226	1,479	1,440

Restructured Loans and Leases, Still Accruing	6,712	13,776	27,007	21,502	16,953

Total non-performing loans and leases	73,651	93,256	120,406	144,334	167,935

OTHER REAL ESTATE OWNED:	55,253	63,595	69,338	76,853	88,438

Total Non-performing Assets	$128,904	$156,851	$189,744	$221,187	$256,373

Additions to Nonaccrual Loans and Leases During the Quarter	$13,748	$22,479	$18,556	$21,182	$21,890

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$3,605	$2,616	$2,817	$1,909	$1,517
Real estate
Consumer mortgages	11,448	12,236	14,150	10,914	11,887
Home equity	960	1,587	1,828	1,278	1,315
Agricultural	1,122	302	495	761	569
Commercial and industrial-owner occupied	6,340	3,248	4,081	1,995	1,323
Construction, acquisition and development	1,616	2,848	1,993	3,920	1,835
Commercial real estate	1,658	3,953	5,574	5,818	535
Credit cards	556	592	655	688	668
All other	1,490	963	2,189	1,634	1,591

Total Loans and Leases 30-89 days past due, still accruing	$28,795	$28,345	$33,782	$28,917	$21,240

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	0.00%	0.00%	0.00%	0.02%	0.14%
Allowance for credit losses to net loans and leases	1.58%	1.65%	1.71%	1.76%	1.86%
Allowance for credit losses to non-performing loans and leases	199.77%	160.53%	127.27%	106.68%	95.90%
Allowance for credit losses to non-performing assets	114.14%	95.44%	80.76%	69.61%	62.82%
Non-performing loans and leases to net loans and leases	0.79%	1.03%	1.34%	1.65%	1.94%
Non-performing assets to net loans and leases	1.38%	1.73%	2.12%	2.52%	2.95%

- MORE -

BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Jun-14	Mar-14	Dec-13	Sep-13	Jun-13
REAL ESTATE CONSTRUCTION, ACQUISITION AND DEVELOPMENT (“CAD”) PORTFOLIO:
Outstanding Balance
Multi-family construction	$15,874	$11,339	$7,702	$7,974	$8,902
One-to-four family construction	226,252	221,790	224,286	203,988	202,603
Recreation and all other loans	35,364	36,897	36,868	41,762	42,132
Commercial construction	192,605	177,264	150,847	139,041	117,901
Commercial acquisition and development	122,380	122,051	128,157	136,206	136,174
Residential acquisition and development	179,687	178,686	193,598	194,638	201,787

Total outstanding balance	$772,162	$748,027	$741,458	$723,609	$709,499

Nonaccrual CAD Loans
Multi-family construction	$—	$—	$—	$—	$—
One-to-four family construction	2,603	2,824	2,937	3,249	6,193
Recreation and all other loans	981	919	728	782	800
Commercial construction	—	—	865	1,686	2,765
Commercial acquisition and development	1,835	2,224	6,890	11,150	14,225
Residential acquisition and development	3,783	4,001	6,147	9,260	15,332

Total nonaccrual CAD loans	$9,202	$9,968	$17,567	$26,127	$39,315

CAD Loans 90+ Days Past Due, Still Accruing:
Multi-family construction	$—	$—	$—	$—	$—
One-to-four family construction	—	—	—	—	—
Recreation and all other loans	—	—	—	—	—
Commercial construction	—	—	—	—	—
Commercial acquisition and development	—	—	—	—	—
Residential acquisition and development	—	—	—	—	—

Total CAD loans 90+ days past due, still accruing	$—	$—	$—	$—	$—

Restructured CAD Loans, Still Accruing
Multi-family construction	$—	$—	$—	$—	$—
One-to-four family construction	—	—	1,274	1,028	867
Recreation and all other loans	11	13	13	15	15
Commercial construction	—	—	346	348	351
Commercial acquisition and development	395	402	1,990	2,010	2,030
Residential acquisition and development	700	1,192	3,111	3,162	3,458

Total restructured CAD loans, still accruing	$1,106	$1,607	$6,734	$6,563	$6,721

Total Non-performing CAD loans	$10,308	$11,575	$24,301	$32,690	$46,036

CAD NPL as a % of Outstanding CAD Balance
Multi-family construction	—	—	—	—	—
One-to-four family construction	1.2%	1.3%	1.9%	2.1%	3.5%
Recreation and all other loans	2.8%	2.5%	2.0%	1.9%	1.9%
Commercial construction	0.0%	0.0%	0.8%	1.5%	2.6%
Commercial acquisition and development	1.8%	2.2%	6.9%	9.7%	11.9%
Residential acquisition and development	2.5%	2.9%	4.8%	6.4%	9.3%
Total CAD NPL as a % of outstanding CAD balance	1.3%	1.5%	3.3%	4.5%	6.5%

- MORE -

BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	June 30, 2014
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,650,893	$16,307	$31,157	$—	$—	$1,446	$1,699,803
Real estate
Consumer mortgages	1,983,165	—	82,769	—	—	5,569	2,071,503
Home equity	496,451	—	9,903	—	—	634	506,988
Agricultural	224,337	509	12,724	—	—	433	238,003
Commercial and industrial-owner occupied	1,435,618	3,782	61,508	342	—	4,429	1,505,679
Construction, acquisition and development	721,572	255	43,238	576	—	6,521	772,162
Commercial real estate	1,814,209	—	76,286	350	—	10,914	1,901,759
Credit cards	109,186	—	—	—	—	—	109,186
All other	495,292	—	11,104	—	—	182	506,578

Total loans	$8,930,723	$20,853	$328,689	$1,268	$—	$30,128	$9,311,661

	March 31, 2014
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,535,172	$13,043	$31,741	$—	$—	$1,295	$1,581,251
Real estate
Consumer mortgages	1,936,837	243	104,486	310	—	5,125	2,047,001
Home equity	483,746	343	13,456	96	—	642	498,283
Agricultural	210,346	563	18,257	—	—	436	229,602
Commercial and industrial-owner occupied	1,420,813	3,887	56,124	510	—	7,046	1,488,380
Construction, acquisition and development	697,094	1,556	40,713	768	—	7,896	748,027
Commercial real estate	1,757,573	—	71,374	198	—	18,838	1,847,983
Credit cards	105,988	—	—	—	—	—	105,988
All other	509,729	68	11,876	—	—	188	521,861

Total loans	$8,657,298	$19,703	$348,027	$1,882	$—	$41,466	$9,068,376

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BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

BancorpSouth, Inc.

Geographical Information

(Dollars in thousands)

(Unaudited)

	June 30, 2014
	Alabama and Florida Panhandle	Arkansas*	Mississippi*	Missouri	Greater Memphis Area	Tennessee*	Texas and Louisiana	Corporate Banking and Other	Total
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$85,845	$166,736	$282,645	$38,309	$22,403	$86,494	$296,170	$721,201	$1,699,803
Real estate
Consumer mortgages	162,767	268,149	698,709	64,881	110,498	162,614	511,039	92,846	2,071,503
Home equity	67,945	38,782	164,668	20,890	68,304	77,465	66,340	2,594	506,988
Agricultural	7,338	71,448	56,598	3,399	13,826	12,260	68,723	4,411	238,003
Commercial and industrial-owner occupied	175,413	168,289	479,599	64,571	90,239	90,953	301,538	135,077	1,505,679
Construction, acquisition and development	109,801	67,822	199,662	19,013	77,028	110,705	164,969	23,162	772,162
Commercial real estate	270,053	320,961	278,943	193,572	104,944	109,130	438,417	185,739	1,901,759
Credit cards	—	—	—	—	—	—	—	109,186	109,186
All other	29,996	43,696	133,041	3,428	37,399	35,431	75,109	148,478	506,578

Total loans	$909,158	$1,145,883	$2,293,865	$408,063	$524,641	$685,052	$1,922,305	$1,422,694	$9,311,661

CAD PORTFOLIO:
Multi-family construction	$4,498	$997	$481	$—	$—	$7,017	$2,881	$—	$15,874
One-to-four family construction	36,251	17,170	43,795	3,823	12,530	68,413	43,466	804	226,252
Recreation and all other loans	1,361	6,260	12,139	568	4,440	1,125	9,471	—	35,364
Commercial construction	31,247	14,079	55,741	3,558	20,691	9,701	39,362	18,226	192,605
Commercial acquisition and development	10,560	15,963	35,821	5,429	17,865	8,369	27,524	849	122,380
Residential acquisition and development	25,884	13,353	51,685	5,635	21,502	16,080	42,265	3,283	179,687

Total CAD loans	$109,801	$67,822	$199,662	$19,013	$77,028	$110,705	$164,969	$23,162	$772,162

NON-PERFORMING LOANS AND LEASES:
Commercial and industrial	$1,294	$1,063	$397	$172	$18	$32	$260	$565	$3,801
Real estate
Consumer mortgages	1,716	1,701	7,904	382	2,748	2,577	2,258	7,377	26,663
Home equity	531	104	352	—	268	422	553	2	2,232
Agricultural	100	—	147	266	—	—	182	—	695
Commercial and industrial-owner occupied	1,266	2,965	4,595	104	910	1,567	1,359	2	12,768
Construction, acquisition and development	1,690	234	3,424	—	1,517	296	3,145	2	10,308
Commercial real estate	3,656	63	1,946	646	3,354	3,718	656	877	14,916
Credit cards	—	—	—	—	—	—	—	1,456	1,456
All other	9	44	311	—	11	244	191	2	812

Total loans	$10,262	$6,174	$19,076	$1,570	$8,826	$8,856	$8,604	$10,283	$73,651

NON-PERFORMING LOANS AND LEASES AS A PERCENTAGE OF OUTSTANDING:
Commercial and industrial	1.51%	0.64%	0.14%	0.45%	0.08%	0.04%	0.09%	0.08%	0.22%
Real estate
Consumer mortgages	1.05%	0.63%	1.13%	0.59%	2.49%	1.58%	0.44%	7.95%	1.29%
Home equity	0.78%	0.27%	0.21%	0.00%	0.39%	0.54%	0.83%	0.08%	0.44%
Agricultural	1.36%	0.00%	0.26%	7.83%	0.00%	0.00%	0.26%	0.00%	0.29%
Commercial and industrial-owner occupied	0.72%	1.76%	0.96%	0.16%	1.01%	1.72%	0.45%	0.00%	0.85%
Construction, acquisition and development	1.54%	0.35%	1.71%	0.00%	1.97%	0.27%	1.91%	0.01%	1.33%
Commercial real estate	1.35%	0.02%	0.70%	0.33%	3.20%	3.41%	0.15%	0.47%	0.78%
Credit cards	—	—	—	—	—	—	—	1.33%	1.33%
All other	0.03%	0.10%	0.23%	0.00%	0.03%	0.69%	0.25%	0.00%	0.16%

Total loans	1.13%	0.54%	0.83%	0.38%	1.68%	1.29%	0.45%	0.72%	0.79%

*	Excludes the Greater Memphis Area.

- MORE -

BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	June 30, 2014
	Alabama and Florida Panhandle	Arkansas*	Mississippi*	Missouri	Greater Memphis Area	Tennessee*	Texas and Louisiana	Other	Total
OTHER REAL ESTATE OWNED:
Commercial and industrial	$84	$—	$—	$—	$—	$—	$—	$—	$84
Real estate
Consumer mortgages	979	223	1,999	29	34	83	5	—	3,352
Home equity	—	—	370	—	—	—	—	—	370
Agricultural	—	—	216	—	462	—	—	—	678
Commercial and industrial-owner occupied	—	33	2,543	—	824	—	60	—	3,460
Construction, acquisition and development	11,084	91	10,286	794	17,739	3,283	239	—	43,516
Commercial real estate	352	288	1,893	—	980	—	—	—	3,513
All other	—	—	148	—	—	38	94	—	280

Total loans	$12,499	$635	$17,455	$823	$20,039	$3,404	$398	$—	$55,253

	Quarter Ended
	Jun-14	Mar-14	Dec-13	Sep-13	Jun-13
OTHER REAL ESTATE OWNED:
Balance, beginning of period	$63,595	$69,338	$76,853	$88,438	$96,314
Additions to foreclosed properties
New foreclosed property	4,144	4,855	7,868	9,536	9,639
Reductions in foreclosed properties
Sales	(10,269)	(8,767)	(14,272)	(19,333)	(15,641)
Writedowns	(2,217)	(1,831)	(1,111)	(1,788)	(1,874)

Balance, end of period	$55,253	$63,595	$69,338	$76,853	$88,438

FORECLOSED PROPERTY EXPENSE
Loss (gain) on sale of other real estate owned	$1,073	$466	$949	$352	$166
Writedown of other real estate owned	2,217	1,831	1,111	1,788	1,874
Other foreclosed property expense	912	258	771	1,158	1,205

Total foreclosed property expense	$4,202	$2,555	$2,831	$3,298	$3,245

*	Excludes the Greater Memphis Area.

- MORE -

BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

BancorpSouth, Inc.

Noninterest Revenue and Expense

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Jun-14	Mar-14	Dec-13	Sep-13	Jun-13
NONINTEREST REVENUE:
Mortgage lending	$9,089	$3,394	$9,605	$5,134	$17,892
Credit card, debit card and merchant fees	8,567	7,843	8,324	8,834	8,324
Deposit service charges	12,437	12,536	13,570	13,679	12,824
Securities gains (losses), net	5	(4)	29	(5)	3
Insurance commissions	28,621	31,599	21,397	23,800	25,862
Trust income	3,624	3,568	3,717	3,332	3,192
Annuity fees	695	772	566	719	543
Brokerage commissions and fees	1,509	1,576	1,037	2,005	2,068
Bank-owned life insurance	1,885	1,849	2,466	1,954	2,008
Other miscellaneous income	3,406	3,384	4,414	3,062	3,393

Total noninterest revenue	$69,838	$66,517	$65,125	$62,514	$76,109

NONINTEREST EXPENSE:
Salaries and employee benefits	$74,741	$78,883	$75,466	$73,532	$78,284
Occupancy, net of rental income	10,245	10,287	9,935	10,360	10,577
Equipment	4,169	4,499	4,298	4,555	4,585
Deposit insurance assessments	2,035	1,600	2,687	3,325	2,939
Voluntary early retirement expense	—	—	—	—	10,850
Amortization of bond issue cost	12	12	12	2,907	38
Advertising	1,331	632	1,436	1,210	1,169
Foreclosed property expense	4,202	2,555	2,831	3,298	3,245
Telecommunications	2,258	2,248	1,971	2,227	2,184
Public relations	857	822	972	1,105	1,175
Data processing	2,863	2,741	2,939	2,772	2,783
Computer software	2,851	2,423	2,197	2,190	2,146
Amortization of intangibles	1,148	1,058	819	686	722
Legal	3,002	1,878	2,537	4,626	3,896
Merger expense	1,009	560	—	—	—
Postage and shipping	1,116	1,287	1,133	1,027	1,074
Other miscellaneous expense	16,115	15,222	18,597	15,577	16,584

Total noninterest expense	$127,954	$126,707	$127,830	$129,397	$142,251

INSURANCE COMMISSIONS:
Property and casualty commissions	$21,576	$19,987	$15,588	$18,372	$18,762
Life and health commissions	5,549	5,010	4,525	4,061	5,093
Risk management income	617	705	648	628	573
Other	879	5,897	636	739	1,434

Total insurance commissions	$28,621	$31,599	$21,397	$23,800	$25,862

- MORE -

BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Jun-14	Mar-14	Dec-13	Sep-13	Jun-13
MORTGAGE SERVICING RIGHTS:
Fair value, beginning of period	$53,436	$54,662	$51,025	$49,001	$41,478
Additions to mortgage servicing rights:
Originations of servicing assets	2,565	1,460	1,984	3,826	4,012
Changes in fair value:
Due to payoffs/paydowns	(1,616)	(1,138)	(1,240)	(1,560)	(1,739)
Due to change in valuation inputs or assumptions used in the valuation model	(2,111)	(1,547)	2,894	(240)	5,252
Other changes in fair value	(2)	(1)	(1)	(2)	(2)

Fair value, end of period	$52,272	$53,436	$54,662	$51,025	$49,001

MORTGAGE LENDING REVENUE:
Origination	$8,758	$1,964	$3,590	$2,862	$10,471
Servicing	4,058	4,115	4,361	4,072	3,908
MSR payoffs/paydowns	(1,616)	(1,138)	(1,240)	(1,560)	(1,739)
MSR valuation adjustment	(2,111)	(1,547)	2,894	(240)	5,252

Total mortgage lending revenue	$9,089	$3,394	$9,605	$5,134	$17,892

Mortgage loans serviced	$5,630,192	$5,568,828	$5,577,325	$5,543,619	$5,393,580
MSR/mtg loans serviced	0.93%	0.96%	0.98%	0.92%	0.91%
AVAILABLE-FOR-SALE SECURITIES, at fair value
U.S. Government agencies	$1,333,368	$1,419,269	$1,458,349	$1,519,459	$1,581,570
Government agency issued residential mortgage-back securities	229,414	241,596	250,234	268,367	292,586
Government agency issued commercial mortgage-back securities	237,321	234,059	230,912	229,412	227,381
Obligations of states and political subdivisions	520,897	523,811	519,405	528,889	535,337
Other	11,192	8,023	8,089	8,029	8,065

Total available-for-sale securities	$2,332,192	$2,426,758	$2,466,989	$2,554,156	$2,644,939

- MORE -

BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share amounts)

(Unaudited)

Management evaluates the Company’s capital position and operating performance by utilizing certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including tangible shareholders’ equity to tangible assets, return on tangible equity, pre-tax pre-provision return on average assets, tangible book value per share, and operating earnings per share. The Company has included these non-GAAP financial measures in this news release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (i) provides important supplemental information that contributes to a proper understanding of the Company’s operating performance, (ii) presents a complete understanding of factors and trends affecting the Company’s business and (iii) allows investors to evaluate the Company’s performance in a manner similar to Management, the financial services industry, bank stock analysts and bank regulators. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this news release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this news release with other companies’ non-GAAP financial measures having the same or similar names.

Reconciliation of Pre-tax, Pre-provision Earnings and Net Operating Income:

	Quarter ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Net income	$30,868	$28,444	$27,698	$24,857	$20,755
Plus: Provision for credit losses	—	—	—	500	3,000
Income tax expense	14,097	12,889	12,014	8,001	8,316

Pre-tax, pre-provision earnings	$44,965	$41,333	$39,712	$33,358	$32,071

Net income	$30,868	$28,444	$27,698	$24,857	$20,755
Plus: Merger expense, net of tax	626	347	—	—	—
VERO expense, net of tax	—	—	—	—	6,727
Legal charge, net of tax	—	—	—	1,085	—
Write off unamortized TRUPS issue cost, net of tax	—	—	—	1,789	—

Net operating income	$31,494	$28,791	$27,698	$27,731	$27,482

- MORE -

BXS Announces Second Quarter Results And Transactions Update

July 21, 2014

Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share amounts)

(Unaudited)

Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to

Total Assets and Total Shareholders’ Equity:

	Quarter ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Tangible assets
Total assets	$12,985,887	$13,143,555	$13,029,733	$12,916,153	$13,217,705
Less: Goodwill	291,498	286,800	286,800	275,173	275,173
Other identifiable intangible assets	26,745	25,021	26,079	15,179	15,865

Total tangible assets	$12,667,644	$12,831,734	$12,716,854	$12,625,801	$12,926,667

Tangible shareholders’ equity
Total shareholders’ equity	$1,588,850	$1,554,676	$1,513,130	$1,480,611	$1,459,793
Less: Goodwill	291,498	286,800	286,800	275,173	275,173
Other identifiable intangible assets	26,745	25,021	26,079	15,179	15,865

Total tangible shareholders’ equity	$1,270,607	$1,242,855	$1,200,251	$1,190,259	$1,168,755

Total average assets	$12,933,879	$13,087,128	$12,955,127	$12,928,505	$13,146,040
Total common shares outstanding	96,046,057	96,004,679	95,231,691	95,211,602	95,190,797
Average shares outstanding-diluted	96,373,121	95,952,611	96,644,383	95,519,318	95,405,965

Tangible shareholders’ equity to tangible assets*	10.03%	9.69%	9.44%	9.43%	9.04%
Return on tangible equity **	9.74%	9.28%	9.16%	8.29%	7.12%
Pre-tax pre-provision return on average assets ***	1.39%	1.28%	1.22%	1.02%	0.98%
Tangible book value per share****	$13.23	$12.95	$12.60	$12.50	$12.28
Operating earnings per share*****	$0.33	$0.30	$0.29	$0.29	$0.29

*	Tangible shareholders’ equity to tangible assets is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets, divided by the difference of total assets less goodwill and other identifiable intangible assets.
**	Return on tangible equity is defined by the Company as annualized net income divided by tangible shareholders’ equity.
***	Pre-tax pre-provision return on average assets is defined by the Company as annualized pre-tax pre-provision earnings divided by total average assets.
****	Tangible book value per share is defined by the Company as tangible shareholders’ equity divided by total common shares outstanding.
*****	Operating earnings per share is defined by the Company as net operating income divided by average shares outstanding- diluted.

- END -